American Century Investment Trust
AMENDMENT NO. 1 TO AMENDED AND RESTATED
MASTER DISTRIBUTION AND INDIVIDUAL
SHAREHOLDER SERVICES PLAN

R Class

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 28th day of July, 2014, by AMERICAN CENTURY INVESTMENT TRUST (the “Issuer”).

WHEREAS, the Issuer is party to a certain Amended and Restated Master Distribution and Individual Shareholder Services Plan dated January 1, 2008 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of two new series of shares named Strategic Income Fund and Short Duration Strategic Income Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

1.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.
IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY INVESTMENT TRUST

By: /s/ Charles A. Etherington
Charles A. Etherington
Senior Vice President

American Century Investment Trust

SCHEDULE A

Funds Offering R Class Shares

Funds	Date Plan Effective
AMERICAN CENTURY INVESTMENT TRUST
Inflation Protection Bond Fund	February 24, 2005
Diversified Bond Fund	July 29, 2005
High-Yield Fund	July 29, 2005
Select Bond Fund	March 30, 2006
High-Yield Bond Fund	March 30, 2006
Core Plus Fund	November 29, 2006
Short Duration Fund	November 29, 2006
Strategic Income Fund	July 28, 2014
Short Duration Strategic Income Fund	July 28, 2014